EXHIBIT 32
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CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of First Litchfield Financial Corporation (the "Company") on Form 10-Q for the period ending June 30, 2009 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), we, Joseph J. Greco, President and Chief Executive Officer of the Company, and Carroll A. Pereira, Principal Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that:

         (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


/s/ Joseph J. Greco                             /s/ Carroll A. Pereira
-------------------                             ----------------------
Joseph J. Greco                                 Carroll A. Pereira
President and Chief Executive Officer           Principal Financial Officer
August 19, 2009                                 August 19, 2009



The foregoing  certificate  is furnished  solely for purposes of complying  with
Section 906 of the Sarbanes-Oxley Act of 2002 and for no other purpose whatsoever. Notwithstanding anything to the contrary set forth herein or in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate the Company's future filings, including this Report on Form 10-Q, in whole or in part, this Certificate shall not be incorporated by reference into any such filings.


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